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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Ernst & Young LLP, Independent Auditors" in the Registration Statement on Form S-3 and related Prospectus of Inhale Therapeutic Systems, Inc. For the registration of 180,099 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2000, with respect to the financial statements of Inhale Therapeutic Systems, Inc. Included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and exchange Commission.

                                                        /S/Ernst & Young LLP

                                                        Palo Alto, California
                                                        March 9, 2000